Morgan Stanley Institutional Fund Trust - Short
Duration Income Portfolio
Item 77O- Transactions effected pursuant to Rule
10f-3

Securities Purchased:  Fifth Third Bank 2.200% due
10/30/2020
Purchase/Trade Date:10/25/2017
Offering Price of Shares: $99.962
Total Amount of Offering: $750,000,000
Amount Purchased by Fund: $850,000
Percentage of Offering Purchased by Fund: 0.113%
Percentage of Fund's Total Assets: 0.45%
Brokers: Deutsche Bank Securities, Barclays, BofA
Merrill Lynch, Citigroup, Credit Suisse, Deutsche
Bank Securities, Fifth Third Securities, Goldman,
Sachs & Co., J.P. Morgan, Jefferies, Morgan
Stanley, RBC Capital Markets, RBS, UBS
Investment Bank, Wells Fargo Secutities
Purchased from: J.P. Morgan Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.

Securities Purchased:  Capital One Financial
Corporation 2.400% due 10/30/2020
Purchase/Trade Date:10/26/2017
Offering Price of Shares: $99.908
Total Amount of Offering: $600,000,000
Amount Purchased by Fund: $940,000
Percentage of Offering Purchased by Fund: 0.157%
Percentage of Fund's Total Assets: 0.49%
Brokers: BofA Merrill Lynch, J.P. Morgan, Morgan
Stanley, RBC Capital Markets, Capital One
Securities, Academy Securities, Blaylock Van, LLC,
Ramirez & Co., Inc., The Williams Capital Group,
L.P.
Purchased from: J.P. Morgan Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.


Securities Purchased:  Schlumberger Canada Ltd.
2.200% due 11/20/2020
Purchase/Trade Date:11/14/2007
Offering Price of Shares: $99.879
Total Amount of Offering: $500,000,000
Amount Purchased by Fund: $410,000
Percentage of Offering Purchased by Fund: 0.082%
Percentage of Fund's Total Assets: 0.22%
Brokers: BofA Merrill Lynch, HSBC, J.P. Morgan,
Citigroup, MUFG, Societe Generale, BBVA, BNP
Paribas, Deutsche Bank Securities, Morgan Stanley,
Standard Chartered Bank
Purchased from: J.P. Morgan Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.

Securities Purchased:  Enterprise Products Operating
LLC 2.800% due 2/15/2021
Purchase/Trade Date: 2/1/2018
Offering Price of Shares: $99.946
Total Amount of Offering: $750,000,000.00
Amount Purchased by Fund: $780,000
Percentage of Offering Purchased by Fund: 0.104%
Percentage of Fund's Total Assets: 0.40%
Brokers: J.P. Morgan Securities LLC, Deutsche
Bank Securities Inc., Merrill Lynch, Pierce, Fenner
& Smith Incorporated, and Scotia Capital (USA)
Inc., Morgan Stanley
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.